Exhibit 10.25

INTEREST RATE CONVERSION AGREEMENT

(Segmented Loan Pricing Program)

1.               INTENT TO AMEND NOTE. The undersigned Great Plains Ethanol, LLC. a South Dakota Limited Liability Company (Borrowers) are liable for payment of a loan (Loan) and owners of properly securing the Loan from AgCountrv Farm Credit Services, FLCA (Lender), evidenced by a promissory note (“Note”) dated June 19, 2002 in a face amount of $32,500,000.00, with a maturity date of October 1 , 2013.

Borrowers and Lender amend the repayment terms of the Loan as described in this Agreement  All other terms and conditions of the Note, and or agreements amending it, if any, shall continue to apply except as changed by this Agreement.

2.               SEGMENTED PRICING. The Loan shall be divided into two segments. The existing segment of the Loan in the principal sum of $16,500,000.00 (“Original Segment”) will remain on Lenders records under the existing loan number. The newly segmented portion of the Loan in the principal sum of $10,000.000.00 (“New Segment”) will be recorded on Lender’s records as Loan No. 7655731000

3.               INTEREST RATE Beginning on March 1, 2006 the interest rate for the Original Segment shall initially be 7.21 percent per year and will change as described in item I below. Beginning on March 1, 2006, the interest rate for the New Segment shall initially be 8.55 percent per year and will change as described in Item D below.

A.            VARIABLE INTEREST RATE — The rate of Interest will vary from time to lime during the remaining term of the Loan at the option of the Lender.

B.            CAPPED VARIABLE INTEREST RATE — The rate of interest will vary from time to time, but not to be higher than                     percentage points through                    ,               after which the rate of interest will vary from time to time during the remaining term of the Loan at the option of the Lender.

C.            CAPPED NON-INDEXED VARIABLE INTEREST RATE — The rate of interest will vary from time to time during the remaining term of the Loan at the option of the Lender. The Interest rate is not based on an index. Except in the event of default, the annual rate of interest will not increase or decrease by more than 6.00% above or below the initial annual rate of interest set out above on any single change date or during the term of the Loan.

D.            ADJUSTABLE INTEREST RATE (Administered) — On the first day of March, 2011, the rate of interest will be adjusted, and on dates occurring at successive intervals of 5 year(s) each thereafter during the remaining term of the Loan. The rate will not be increased or decreased prior to said date or during any one of such adjustment intervals except in the event of default. On said date and at the end of each such adjustment interval, the rate will automatically adjust to the Adjustable interest rate then in effect for this class of loan.

E.              ADJUSTABLE INTEREST RATE (indexed) — On the first day of                                       ,                 , the interest rate will be adjusted, and on dates occurring at successive intervals of                 years each thereafter during the remaining term of the Loan. The interest rate will be based upon the index for adjustments. The index for adjustments in the interest rate is the estimated weekly average available for the one-year bonds funding cost index as reported by the Federal Farm Credit Banks Funding Corporation at its Web site, found in the Farm Credit System, Funding Cost Index, Archive section at http://www.FARMCRED1T-FFCB.com, for that week which contains the date that is 45 days before the date the interest rate is to be adjusted. If the date that is 45 days before the date the interest rate is to be adjusted is not a business day, the Lender shall use that estimated weekly average for the one-year bonds funding cost index for that week which immediately precedes the 45-day date. If this index is no longer available, the Lender will select a new index which is based on comparable information. The Lender will give the Borrower notice of this choice. The new interest rate will be calculated by adding                     percentage points to the current index and rounding the total to the nearest one-eighth of one percent. On any single adjustment date, the new interest rate may not increase or decrease the rate that it replaces by more than                     percentage points. In addition, at no time during the term of the Note may the interest rate be more than                     percentage points higher or lower than the initial rate if the Note is not in default, or more then                           percentage points plus the default rate higher than the initial rate during periods of default

F.              PRIME BASED INTEREST RATE — On the first day of each month the interest rate shall be adjusted by adding a margin or                           percentage points to the index. This margin shall remain in effect until the first day of                                       ,                    , at which time Lender may change the margin at its discretion, and Lender may continue to change the margin at successive intervals of                     year(s) each thereafter. The index for adjustments is the prime rate reported on the tenth day of each month preceding the interest rate change date by the Wail Street Journal in its daily listing of money rates, defined therein as “the base rate on corporate loans posted by at least 75 percent of the nation’s 30 largest banks.” If a prime rate is not reported on the tenth day of a month, the prime rate reported on the first business day preceding the tenth day of the month will be used, if this index is no longer available, Lender will select a new index which is based upon comparable information.

G.            FIXED INTEREST RATE — The rate of interest will not Increase or decrease except in the event of default.

H.            FIXED THEN INDEXED ADJUSTABLE INTEREST RATE — The initial fixed interest rate will change to an adjustable interest rate on the first day of                                       ,                    . On that date the adjustable interest rate will be initially determined by adding a margin of                     percentage points to the then-current index for adjustments and rounding the total to the nearest one-eighth of one percent. At successive intervals of 1 year(s) each (the “Adjustment interval”) after the date the adjustable interest rate is initially determined, the interest rate will be adjusted by adding that same margin to the then-current index for adjustments and rounding the total to the nearest one-eighth of one percent. Once the interest rate changes to an adjustable interest rate, the interest rate will be based upon the index for adjustments. The index for adjustments in the interest rate is the estimated weekly average available for the one-year bonds funding cost index as reported by the Federal Farm Credit Banks Funding Corporation at its Web site, found in the Farm Credit System, Funding Cost index, Archive section at http://www.FARMCREDIT-FFCB.com, for that week which contains the date that is 45 days before the date the adjustable interest rate is to be either initially determined or subsequently adjusted. If the date that is 45 days before either the date specified above or an Adjustment interval is not a business day, the Lender shall use that estimated weekly average for the one-year bonds funding cost index for that week which immediately precedes the 45-day date. If this index is no longer available, the Lender will select a new index which is based on comparable information. The Lender will give the Borrower notice of this choice. On any single adjustment date, the new interest rate may not increase or decrease the rate that it replaces by more than                     percentage points. In addition, at no time during the term of the Note may the interest rate be more than                     percentage points higher or lower than the initial rate if the Note is not in default, or more then                     percentage points plus the default rate higher than the initial rate during periods of default.

I.                 LIBOR BASED INTEREST RATE — On the first day of each month the interest  rate shall be adjusted by adding a margin of 3.00 percentage points to the index. The margin shall remain in effect until the first day of June 2006, at which time Lender may change the margin at its discretion, and Lender may continue to change the margin at successive intervals of 1 year(s) each thereafter. The index for adjustments is the One Month London Interbank Offered Rate (“One Month LIBOR”) reported on the tenth day of the month preceding the Interest rate change date by the Wall Street Journal in its daily listing of money rates, defined therein as “the average of interbank offered rates for dollar deposits in the London market based on quotations at five major banks.”  If a One Month LIBOR rate is not reported on the tenth day of a month, the One Month LIBOR rate reported on the first business day, preceding the tenth day of the month will be used. If this index is no longer available, Lender will select a new index which is based upon comparable information. Interest may be based on a 360 or 365-day year as the Lender may determine.

Unless the interest rate for the Loan is a Fixed interest Rate, each time the interest rate is increased or decreased, the unpaid principal balance shall be subject to the new increased or decreased rate, as the case may be, and periodic adjustments to the interest rate will result in corresponding changes in the amount of installments as provided n the Note or the amount due at maturity if the Loan is not payable in installments.

J.              PRIME INTEREST RATE (Daily) — On any business day the interest rate shall be adjusted by adding a margin of                     percentage points to the index. The margin shall remain in effect for 1 day at which time Lender may change the margin, and at 1 day intervals thereafter. The Index for adjustments is the prime rate for the previous business day as reported by the Wall Sweet Journal in its daily listing of money rates, defined therein as “the base rate on corporate loans posted by at least 75 percent of the nation’s 30 largest banks.”  If this index is no longer available, Lender will select a new index which is based upon comparable information. Interest shall be calculated on the basis of a year consisting of 360 days.

K.            FED FUNDS INTEREST RATE (Daily) — On any business day the interest rate shall be adjusted by adding a margin of                    percentage points to the index. The margin shall remain in effect for 1 day at which time Lender may change the margin, and at 1 day intervals thereafter. The index for adjustments is the Federal Funds Target Rate for the previous business day as reported by the Federal Reserve as the Intended Federal Funds Rate

at http://www.federalreserve.gov/fomc/fundsrate.htm  and defined therein as “the rate at which depository institutions lend balances at the Federal Reserve to other depository Institutions overnight.”  If this index is no longer available, Lender will select a new index which is based upon comparable information, interest shall be calculated on the basis of a year consisting of 360 or 365 days as the Lender may determine.

L.             BBA LISOR INTEREST RATE (30) — On any Banking Day (as defined herein) the interest rate shall be adjusted by adding a margin of                         percentage points to the index. The margin shall remain in effect for 1 month at which time Lender may change the margin, and at 1 month intervals thereafter. The index for adjustments is the rate rounded upward to the nearest thousandth) for U.S. dollar deposits as of 11:00 a.m. London lime in the London interbank market as indicated by Moneyline Telerate or such other service designated by the British Bankers Association (“BBA”) on the day that is two Banking Days prior to the interest rate change date (“LIBOR”). Banking Day shall mean a day on which Lender is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England. The interest rate may be adjusted on the numerically corresponding day in the next calendar month, provided, however, that (i) in the event such day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month. If this index is no longer available, Lender will select a new index which is based upon comparable information, interest shall be calculated on the basis of a year consisting of 360 days.

M.          BBA LIBOR INTEREST RATE (90) — On any Banking Day (as defined herein) the interest rate shall be adjusted by adding a margin of                     percent to the index. The margin shall remain in effect for 3 months at which time Lender may change the margin, and at 3 month intervals thereafter. The index for adjustments is the rate (rounded upward to the nearest thousandth) for U.S. dollar deposits as of 11:00 a.m. London time in the London interbank market as indicated by Moneyline Telerate or such other service designated by the British Bankers Association (“BBA”) on the day that is two Banking Days prior to the interest rate change date (“LIBOR”). Banking Day shall mean a day on which Lender is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England. The interest rate may be adjusted on the numerically corresponding day that is 90 days thereafter, provided, however, that: (i) in the event such day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month. If this index is no longer available, Lender will select a new index which is based upon comparable information. Interest shall be calculated on the basis of a year consisting of 360 days.

N.            BBA LABOR INTEREST RATE (90.10th preceding month) — On any Banking Day (as defined herein) the interest rate shall be adjusted by adding a margin of percentage points to the index. The margin shall remain in effect for 3 months at which time Lender may change the margins, and at 3 month intervals thereafter. The Index for adjustments is the rate (rounded upward to the nearest thousandth) for U.S. dollar deposits as of 11:00 am, London time in the London interbank market as indicated by Moneyline Telerate or such other service designated by the British Bankers Association (“BBA”) on the day that is the tenth day of the month preceding the interest rate change date (“LIBOR”). Banking Day shall mean a day on which Lender is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, end banks are open for business in New York City and London, England. The interest rate may be adjusted on the numerically corresponding day that is 60 days thereafter, provided, however, that (i) in the event such day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day fails in the next calendar month, in which case it shall end on the preceding Banking Day. If this index is no longer available, Lender will select a new index which is based upon comparable information. Interest shall be calculated on the basis of a year consisting of 300 days.

4.              PREPAYMENTS.

a)              Except for the loan or loans identified below, if any. Borrowers may make advance payments in any amount and at any time without penalty.

: Prepayment Interest Charge on Loan No(s) 7655731000. Borrowers may only make advance payments subject to the additional conditions specified on the addendum(s) attached to this Agreement

b)             Regardless of the selection made above, all prepayments shall, at the option of the Lender, (1) be held by the Lender and then applied to installments of principal and interest next scheduled to mature in the order of maturity, (2) be immediately applied to payment of principal then outstanding, resulting in a reamortization of the remaining balance of the Loan over the remaining term under the existing payment plan and in a corresponding reduction in the amount of future installments of principal and interest, or (3) be immediately applied to payment of principal then outstanding with a corresponding reduction in the number of future installments of principal and interest in the inverse order of maturity, thus discharging the Loan at en earlier date; provided, in any event, the Lender may, at its option, first apply any such prepayment to the payment of interest accrued to the date of prepayment

b)             Regardless of the selection made above, all prepayments shall, at the option of the Lender, (1) be held by the Lender and then applied to installments of principal and interest next scheduled to mature in the order of maturity, (2) be immediately applied to payment of principal then outstanding, resulting in a reamortization of the remaining balance of the Loan over the remaining term under the existing payment plan and in a corresponding reduction in the amount of future installments of principal and interest, or (3) be immediately applied to payment of principal then outstanding with a corresponding reduction in the number of future installments of principal and interest in the inverse order of maturity, thus discharging the Loan at an earlier date; provided, in any event, the Lender may, at its option, first apply any such prepayment to the payment of interest accrued to the date of prepayment

5.              DEFAULT RATE. Prior to maturity, in the event of default under the terms of the Note or the instruments securing payment of the Note, the entire unpaid principal balance of the Loan and all advancements shall bear interest from the date of default until such default is cured or the Loan is accelerated by reason of default at the rate or rates equal to the interest rate or rates for the Loan that would otherwise be in effect during the period of default plus 2.00 percent per annum (the “default rate”), and the amount of such interest in excess of interest otherwise accruing in the absence of default shall be immediately due and payable. At maturity or upon acceleration of the Loan by reason of default as provided in the Note, the entire indebtedness, including all principal, interest and advancements, shall bear interest until paid at the default rate in effect at the time of maturity or acceleration, as the casa may be.

6.              FINANCIAL STATEMENTS. Upon request by the Lender, the Borrowers agree to provide a verifiable balance sheet and income statement, and such other records specifically required by the promissory note/loan agreement, mortgage, other security documents, or any amendatory agreement to any of these, in a form acceptable to the Lender.

7.              ASSIGNMENT OF NOTE. If the Note is assigned or transferred to another institution chartered pursuant to the Farm Credit Act of 1671, as amended, the interest rate under the Note may be established by the institution in accordance with this Agreement and related loan documents. However, upon an assignment or transfer to a party not chartered under the Act, in the absence of maturity or acceleration as provided in the Note, the following apply; (a) If Paragraph 3A, 3B, 3C, 3E, or 3H is selected, then adjustments in the interest rate will be made only on the dates occurring at successive intervals of one year each after the first day of the month and year of such assignment based upon an index and margin. The index will be the weekly average yield on United States Treasury securities from the Federal Reserve Board, adjusted to a constant maturity of one year. (b) If Paragraph 3D is selected, the interest rate will continue to be adjusted on the dates and intervals described therein based upon an index and margin. The index will be the weekly average yield on United States Treasury securities from the Federal Reserve Board adjusted to a constant maturity of a length equal to the length of the interval between adjustments specified above (if U.S. Treasury yield figures are not available for this length, the U.S. Treasury yield figures which are available for the closest length of time which is shorter than the interval between adjustments will be used). (c) For all interest rate adjustments, the margin will be the amount by which the interest rate in effect hereunder at the time of the assignment, in the absence of default, exceeds the index that would have been effective for the date that this interest rate was established for the Note (the last previous repricing date). The new interest rate will be calculated by adding the margin to the applicable current index and rounding the total to the nearest one-eighth of one percent, subject, however, to the provision herein for a higher default rate. The current index will be the most recent index available as of 45 days before the date the interest rate is to be adjusted. If the applicable index is not available, the Lender will select a new index which is based upon comparable information. The interest rate shall never exceed the rate permitted by applicable law.

DATED:	March 1, 2006

BORROWERS:			LENDER (Named Above)

Great Plains Ethanol, LLC, a South Dakota		By:	/s/ Randy Aberle
Limited, Liability Company,			Authorized Representative

/s/ Rick Serie
RICK SERIE, GENERAL MANAGER/CEO

ADDENDUM TO INTEREST RATE CONVERSION AGREEMENT

For Loan No(s) 7655731000

This is an addendum to an Interest Rate Conversion Agreement dated March 1, 2006 and contains additional terms and conditions which are a part of the agreement.

Not withstanding any provisions or language contained in the NOTE or any Interest Rate Conversion Agreement or any other document to the contrary, the Borrowers have no right to make advance payments of principal without the Lender’s Consent, which the Lender will not grant except upon the terms and subject to the conditions hereinafter provided. In order to induce the Lender to agree to accept such advance payments, the Borrowers agree to pay to Lender a prepayment fee for all such prepayments. The prepayment fee shall be due and payable for each such advance payment made by Borrowers, whether made voluntarily or involuntarily, including any prepayment effected by the Lender’s exercise of the acceleration clause in the Note. The prepayment fee shall also be due and payable if the Borrowers want to convert this loan product to another loan product offered by Lender and shall be paid on the effective date of such conversion.

The prepayment fee shall be calculated as stated in Section 2.11(c) of the Amended and Restated Credit Agreement dated July 12, 2005 between Lender and Borrower.

Mortgage Loan Amortization

Term Loan	Current Loan		Original Loan (If Repricing)
	$l0,000,000.00 Loan Amount		$0.00	Loan Amount
	8.55% interest Rate		0.00%	Interest Rate
	7.6 Years Amortization		0	Years Amortization
	4 Payment(s) Per Year		$0.00	Interest to Repricing Date
	I L=Level Payment F=Fixed Principal		$0.00	Fixed Payment (IP Only)
	3 1 2006 Date interest Starts* (or Repricing Date)
	4 1 2006 First Interest Payment
	4 1 2006 First Principal Payment
	10 1 2013 Final Payment(Override if a Balloon)

Total	10,000,000.00	3,562,301.42	13,562,301.42

Pmnt Num	Mn	Date Dy Yr	Principle Payment	Accrued Interest	Total Payment	Remaining Balance
1	4	1 2006	236,950.06	73,625.00	310,575.06	9,763,049.94
	7	1 2006	242,014.67	208,685.19	450,700.06	9,521,035.08
	10	1 2006	247,187.93	203,512.12	450,700.06	9,273,847.14
	1	1 2007	252,471.58	196,228,48	450,700.06	9,021,375.57
	4	1 2007	257,868.16	192,831,90	450,700.06	8,763,507.41
	7	1 2007	263,380.09	187,319,97	450,700.06	8,500,127.33
	10	1 2007	269,009.84	181,690.22	450,700.06	8,231,117.49
	1	1 2008	274,759.92	175,940.14	450,700.06	7,956357.57
	4	1 2008	280,632.92	170,067.14	450,700.06	7,675,724.65
	7	1 2008	286,631 .44	164,068.61	450,700.06	7,389,093.21
	10	1 2008	292,758,19	157,941.87	450,700.06	7,096,335.02
	1	1 2009	299,015.90	151,684.16	450,700.06	6,797,319.12
	4	1 2009	305,407.38	145,292.70	450,700.06	6,491,911.76
	7	1 2009	311,935.44	138,764.61	450,700.06	6,179,976.32
	10	1 2009	318,603.06	132,096.99	450,700.06	5,861,373.25
	1	1 2010	325,413.20	125,286.85	450,700.06	5,535,960.05
	4	1 2010	332,368.91	118,331.15	450,700.06	5,203,591.13
	7	1 2010	339,473.30	111,226.76	450,700.06	4,864,117.84
	10	1 2010	346,729.54	103,970.52	450,700.06	4517,388.30
	1	1 2011	354,140.88	96,559.17	450,700.06	4,163,247.41
	4	1 2011	361,710.64	88,989.41	450,700.06	3,801,536.77
	7	1 2011	369,442.21	81,257.85	450,700.06	3,432,094.56
	10	1 2011	377,339.04	73,361.02	450,700.06	3,054,755.52
	1	1 2012	385,404.66	65,295.40	450,700.06	2,669,350,86
	4	1 2012	393,642.68	57,057.37	450,700.06	2,275,708.18
	7	1 2012	402,056.80	48,643.26	450,700.06	1,873,651.39
	10	1 2012	410,650.76	40,049.30	450,700.06	1,463,000.63

Pmnt Num	Mn	Date Dy Yr	Principle Payment	Accrued Interest	Total Payment	Remaining Balance
	1	1 2013	419,428.42	31,271.64	450,700.06	1,043,572.21
	4	1 2013	428,393.70	22,306,36	450,700.06	615,178.50
	7	1 2013	437,550.62	13,149,44	450,700.06	177,627.89
	10	1 2013	177,627.89	3,796.80	181,424.68	0.00

This schedule is an estimate of future billings, and should not be used for making payments or calculating balances.

Mortgage Loan Amortization

Term Loan	Current Loan		Original Loan (If Repricing)
	$9,777,896.75 Loan Amount		$0.00	Loan Amount
	7.21% interest Rate		0.00%	Interest Rate
	7.6 Years Amortization		0	Years Amortization
	4 Payment(s) Per Year		$0.00	Interest to Repricing Date
	I L=Level Payment F=Fixed Principal		$0.00	Fixed Payment (IP Only)
	3 1 2006 Date interest Starts* (or Repricing Date)
	4 1 2006 First Interest Payment
	4 1 2006 First Principal Payment
	10 1 2013 Final Payment(Override if a Balloon)

Total	9,777,896.75	,893,486.73	12,671,365.48

Pmnt Num	Mn	Date Dy Yr	Principle Payment	Accrued Interest	Total Payment	Remaining Balance
1	4	1 2006	244,345.61	60,707.16	305,052.77	9,533,551.14
	7	1 2006	248,749.94	171,84226	420,592.20	9,284,801.21
	10	1 2006	253,233.65	167,358.54	420,59220	9,031,567.55
	1	1 2007	257,798,19	162,794.01	420,592.20	8,773,769.36
	4	1 2007	262,445.00	158,147.19	420,592.20	8,511,324.36
	7	1 2007	267,175.57	153,416.62	420,592.20	8,244,148.79
	10	1 2007	271,991.41	148,600.78	420,592.20	7,972,157.37
	1	1 2008	276,894.06	143,698,14	420,592.20	7,695,263.31
	4	1 2008	281,885.07	138,707.12	420,592.20	7,413,378.24
	7	1 2008	286,966.05	133,626.14	420,592.20	7,126,412.19
	10	1 2008	292,138.62	128,453.58	420,592.20	6,834,273.57
	1	1 2009	297,404.41	123,187.78	420,592.20	6,536,869.16
	4	1 2009	302,765.13	117827.07	420,592.20	6,234,104.03
	7	1 2009	308,222.47	112,369.73	420,592.20	5,925,881.56
	10	1 2009	313,778.18	106,814.02	420,592.20	5,612,103.38
	1	1 2010	319,434.03	101,158.16	420,592.20	5,292,669.34
	4	1 2010	325,191.83	95,400.36	420,592.20	4,967,477.51
	7	1 2010	331,053.41	89,538.78	420,592,20	4,636,424.10
	10	1 2010	337,020.65	83,571.54	420,592,20	4,299,403.45
	1	1 2011	343,095.45	77,496.75	420,592.20	3,956,308.00
	4	1 2011	349,279.74	71,312.45	420,59220	3,607,028.26
	7	1 2011	355,575.51	65,016.68	420,59220	3,251,452.75
	10	1 2011	361,984.76	58,607.44	420,592.20	2,889,467.99
	1	1 2012	368,509.54	52,082.66	420,592.20	2,520,958.45
	4	1 2012	375,151.92	45,440.28	420,592.20	2,145,806.53
	7	1 2012	381,914.03	38,678.16	420,592.20	1,763,892.50
	10	1 2012	388,798.03	31,794.16	420,592.20	1,375,094.46
	1	1 2013	395,806.12	24,786.08	420,59220	979,288.35

Pmnt Num	Mn	Date Dy Yr	Principle Payment	Accrued Interest	Total Payment	Remaining Balance
	4	1 2013	402,940.52	17,651.67	420,59220	576,347.82
	7	1 2013	410,203.53	10,388.67	420,592.20	166,144.30
	10	1 2013	166,144.30	2,994.75	169,139.05	0.00

This schedule is an estimate of future billings, and should not be used for making payments or calculating balances.